EXHIBIT 99

FIRST DEFIANCE ANNOUNCES COMPLETION OF THE
ACQUISITION OF GENOA SAVINGS AND LOAN

DEFIANCE, OH (April 8, 2005) – First Defiance Financial Corp. (NASDAQ: FDEF) today announced that it has completed the acquisition of The Genoa Savings and Loan Company (Genoa Savings) through a merger with and into First Federal Bank of the Midwest, the wholly -owned subsidiary of First Defiance Financial Corp.

As a result of the acquisition, First Defiance increased its deposits by approximately $77million and its loans by approximately $67 million. The transaction is expected to add approximately $0.01 to $0.03 per share to earnings in 2005. At December 31, 2004, First Defiance had deposits totaling $797.7million, loans totaling $881.2 million and assets totaling $1.13 billion.

“We are delighted to bring our community banking ‘Customer First’ philosophy to our new customers in Genoa, Oregon, Perrysburg and Maumee and to welcome our new associates to the First Federal Bank network,” said William J. Small, Chairman, President and CEO of First Defiance. “It has been our experience that in a market dominated by large regional banks, our style of service -- with personal attention and local decision-making -- provides a refreshing alternative for a high percentage of individual and business customers,” he said.

The acquisition expands the First Federal Bank of the Midwest presence in northwest and west central Ohio to 25 banking offices and 31 ATM locations in 12 counties. The four Genoa Savings offices acquired are located in Genoa, Perrysburg, Oregon and Maumee, in the greater Toledo, Ohio area. The Maumee office of Genoa Savings will be closed and consolidated into the current First Federal Bank office located in Maumee. The Genoa, Perrysburg and Oregon offices will be closed on Saturday, April 9 for systems conversion and will re-open on Monday, April 11 as First Federal Bank offices. The bank managers and customer service representatives in those offices will be assisted in the short-term by transition teams from existing First Federal Bank offices. Jennifer Kreager will manage the Genoa branch at 22020 West State Route 51; Hallie Vanek will manage the Perrysburg branch at 1077 Louisiana Avenue and Jenny Vasko will manage the 2760 Navarre Avenue branch in Oregon. Todd Schroeder is the manager of the Maumee First Federal Bank office at 417 West Dussel Drive.

“This acquisition follows on the heels of the ComBanc, Inc. (The Commercial Bank) acquisition, which closed in January of this year. Combined, these two acquisitions have extended our presence to adjacent markets with great potential. We expect to be able to grow both commercial and consumer banking at these new locations, as well as to successfully introduce our insurance and investment planning services,” Mr. Small said.

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About First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, OH, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 25 full service branches and 31 ATM locations in northwest Ohio. First Insurance & Investments is the largest property and casualty insurance company in the Defiance, OH area, specializing in life and group health insurance, financial planning and investments. For more information, visit the company’s Web site at www.fdef.com.

Safe Harbor Statement
This release may contain forward-looking statements about First Defiance Financial Corp., ComBanc, Inc., The Genoa Savings and Loan Company and/or the combined company within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Defiance Financial Corp., ComBanc, Inc., The Genoa Savings and Loan Company and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the counties in which First Defiance Financial Corp., ComBanc, Inc., The Genoa Savings and Loan Company and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect First Defiance Financial Corp., ComBanc, Inc., The Genoa Savings and Loan Company and/or the combined company or the businesses in which First Defiance Financial Corp., ComBanc, Inc., The Genoa Savings and Loan Company and/or the combined company are engaged; (8) difficulties in combining the operations of ComBanc, Inc., The Genoa Savings and Loan Company and/or other acquired entities and (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Further information on other factors which could affect the financial results of First Defiance Financial Corp. after the merger are included in First Defiance Financial Corp. filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov.

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